UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

EveryWare Global, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of EveryWare Global, Inc. (the “Company”) amended the EveryWare Short-Term Incentive Plan (the “STIP”).  As amended, the STIP allows greater flexibility in the selection of the plan performance measurements and weight.  The awards will be based on some or all of the performance measurements set forth in the STIP (EBITDA, free cash flow, net sales growth, earnings per share and individual performance goals), which will be weighted as determined by the Committee, in its sole discretion, after consulting with the Chief Executive Officer.

A copy of the STIP is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	The EveryWare Short-Term Incentive Plan - Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	March 10, 2014	By:	/s/ Bernard Peters
		Name:	Bernard Peters
		Title:	Executive Vice President and Chief Financial Officer